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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 18, 1997


                             Caribbean Cigar Company
             (Exact name of Registrant as Specified in its Charter)

   Florida                           0-21081                    65-0613303
(State or other jurisdiction       (Commission                 (IRS Employer
of incorporation                    File No.)                Identification No.)


                     6265 SW 8Th Street, Miami, Florida 33144
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (305) 267-3911.


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ITEM 5.  OTHER EVENTS.

     On April 18, 1997, pursuant to an agreement dated as of April 1, 1997 (the "Asset Purchase Agreement") by and among the Registrant, Caribbean AWC Corporation, a wholly-owned subsidiary of the Registrant (the "Purchaser"), and American Case & Luggage Co. d/b/a American Western Cigar Co. (the "AWC"), Lawrence D. Frutkin ("Frutkin") and Alfred J. Berger, Jr. ("Berger") (collectively, the "Sellers"), the Purchaser acquired AWC's tobacco and cigar inventory, cigar molds, trademark rights, intellectual property and contractual rights and obligations. Contracts assigned to the Purchaser pursuant to the Asset Purchase Agreement included an exclusive supply agreement between AWC and a cigar manufacturer based in Yogyakarta, Indonesia. The purchase price of the acquired assets was $237,000, representing the net book value of the assets.

      In addition, on April 18, 1997, the Registrant entered into two individual consulting agreements with Berger and Frutkin, pursuant to which Berger and Frutkin each shall receive $100,000 fixed compensation per annum and performance based incentives. In April 1997, the Registrant's board of directors elected Berger as a director.


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ITEM 7.  EXHIBITS.

            (c)   Exhibits

            2.1 The Asset Purchase Agreement.

            2.2 The Consulting Agreement, dated as of April 1, 1997, by and among the Registrant and Lawrence D. Frutkin.*

            2.3 The Consulting Agreement, dated as of April 1, 1997, by and among the Registrant and Alfred J. Berger, Jr.*

            * Portions of these exhibits have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.






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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CARIBBEAN CIGAR COMPANY

                             /s/ Kevin Doyle
                             ----------------------------------
Date: May 2, 1997            Kevin Doyle
                             President


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                                  EXHIBIT INDEX
                                   TO FORM 8-K


Exhibit                             Description of Exhibit
-------                             ----------------------
2.1                                 The Asset Purchase Agreement.

2.2                                 The Consulting Agreement, dated as of April
                                    1, 1997, by and among the Registrant and Lawrence D. Frutkin.*

2.3                                 The Consulting Agreement, dated as of April
                                    1, 1997, by and among the Registrant and Alfred J. Berger, Jr.*

            * Portions of these exhibits have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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